UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 28, 2017

                               CEL-SCI CORPORATION
                        ---------------------------------
             (Exact name of Registrant as specified in its charter)



          Colorado                       01-11889               84-0916344
  ------------------------          -----------------        ----------------
(State or other jurisdiction      (Commission File No.)     (IRS Employer
     of incorporation)                                       Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
                        ---------------------------------
          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (703) 506-9460

                                       N/A
                        ---------------------------------
          (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17
   CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01   Other Events

     On June 28, 2017 CEL-SCI Corporation received a letter from the U.S. Food and Drug Administration (FDA) in response to CEL-SCI's most recent June 2, 2017 submission regarding the clinical hold imposed on the Company's Phase 3 head and neck cancer study with Multikine (Leukocyte Interleukin, Inj.) Investigational New Drug (IND).

     In this most recent letter, the FDA requested that three additional changes be made to the Multikine Investigator Brochure (IB) that CEL-SCI submitted to the FDA on June 2, 2017. The FDA provided instructions directing CEL-SCI on what the specific changes should be. CEL-SCI intends to swiftly make the requested changes to the IB and submit its response to the FDA as soon as possible after the July 4 holiday. The FDA did not raise any other hold issues in this letter.

     CEL-SCI was also told by the FDA that the effect of the hold is not a termination of the study. The only action that CEL-SCI needed to be aware of is that CEL-SCI may not enroll new patients and may not resume Multikine dosing in any previously enrolled patient in this study or initiate any new studies under this IND. CEL-SCI is not currently planning to do any of these things.

     Nine hundred twenty-eight (928) head and neck cancer patients have been enrolled and have completed treatment in the Phase 3 study. In accordance with the study protocol, the FDA's instructions, and subject to the clinical hold, CEL-SCI continues to follow these patients and gather all protocol-specific data. In light of new clinical information from the Phase 3 study CEL-SCI decided in April 2017 that it was not necessary to add more patients to the study and therefore withdrew the study amendment for additional patients.

     The study endpoint is a 10% increase in overall survival of patients between the two main comparator groups in favor of the group receiving the Multikine treatment regimen. The determination if the study end point is met will occur when there are a total of 298 deaths in those two groups.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2017

                                      CEL-SCI CORPORATION


                                      By: /s/ Geert R. Kersten
                                          -----------------------------
                                          Geert R. Kersten
                                          Chief Executive Officer